Exhibit 10.5

TERMINATION AGREEMENT

This Termination Agreement (“Agreement”) is made as of June 29, 2005 between Segmentz, Inc, a Delaware corporation (the “Company”) and Andrew Norstrud (the “Employee”).

BACKGROUND

A.	The Company and the Employee executed and delivered that certain Executive Employment Agreement (the “Employment Agreement”) dated July 12, 2004 setting forth the terms of the Company’s employment of the Employee as the Company’s Chief Financial Officer;

B.	The Company and the Employee desire to terminate the Employment Agreement pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. Background. The foregoing background facts are true, correct and complete and are hereby incorporated by reference herein.

2. Termination of Employment Agreement. The Company and the Employee hereby terminate the Employment Agreement effective as of the date hereof (the “Termination”). The parties expressly agree the Termination shall not be considered a termination of the Employment Agreement under Section 6 of the Employment Agreement.

3. Continued Employment. The Company and the Employee hereby agree that the Employee will continue to serve the Company as the Company’s Chief Financial Officer on an at-will basis. In such capacity, the Employee’s duties, responsibilities, and base compensation will remain unchanged. Any and all other entitlements of the Employee in connection with his employment by the Company, including, but not limited to, fringe benefits, will be subject to the Company’s discretion.

4. Continuing Obligations. Notwithstanding the Termination of the Employment Agreement, the parties hereby agree that the Employee shall remain subject to the covenant not to compete and non-disclosure provisions set forth in Section 7 of the Employment Agreement, and the Company and the Employee shall remain subject to the Indemnification Provisions set forth in Section 8 of the Employment Agreement.

5. Consideration. Concurrently with the execution hereof the Company will pay the Employee a one time cash payment in the amount of $135,000, less all applicable payroll taxes, deductions, etc., and immediately vest all outstanding options issued to the Employee in connection with the Employee’s employment with the Company. In addition, at such time as the Employee’s employment with the Company terminates, the Employee shall be entitled to take a certain Gateway computer, related equipment, desk, two printers, and three file cabinets used by the Employee in connection with the Employee’s employment with the Company.

6. Release. Except for the obligations created by or arising out of this Agreement, the Employee, and all persons for whose conduct said party is legally responsible including, but not limited to, his descendants, heirs, beneficiaries, successors and assigns, and each of them, past or present (collectively the “Employee Parties”) does hereby release, acquit, satisfy and forever discharge the Company, and all persons for whose conduct said party is legally responsible including, but not limited to, its officers, directors, attorneys, insurers, stockholders, subsidiaries, affiliated or related entities, successors, assigns, as the case may be, and each of them, past or present (collectively, the “Employer Parties”), from any and all manner of action, causes of action, rights, liens, agreements, contracts, covenants, obligations, suits, claims, debts, dues, sums of monies, costs, expenses, attorneys’ fees, judgments, orders and liabilities, accounts, covenants, controversies, promises, damages, of whatever kind and nature in law or equity or otherwise whether now known or unknown (collectively, the “Claims”), which the Employee Parties ever had, now have, or may have had against any of the Employer Parties, for any reason (including, but not limited to, all Claims relating to the Employment Agreement) from the beginning of time up through and including this date. In furtherance of the foregoing, each of the releasing parties irrevocably covenants to refrain from, directly or indirectly, asserting any Claims, or commencing, instituting or causing to be commenced, any proceeding of any kind against any of the Employer Parties with respect to any of the matters within the scope of the foregoing release.

7. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral and written, between the parties hereto, with respect to such subject matter, all of which are merged herein.

(b) Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Jury Trial. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Florida without regard to the conflict of law principles thereof. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, or in respect of the transactions contemplated thereby, whether in tort or contract or at law or in equity, exclusively in the courts of the State of Florida located in Broward County or in the federal courts of the United States of America located in Southeastern District of Florida (the “Chosen Courts”). Solely in connection with such actions, proceedings and claims, the parties irrevocably submit to the jurisdiction of the chosen courts, and agree not to assert as a defense in any such action, suit or proceeding that such party is not subject to the jurisdiction of the chosen courts, that such action, proceeding or claim may not be brought or is not maintainable in the chosen courts, that venue is not appropriate in the chosen courts, or that this Agreement may not be enforced in the chosen courts. Each of the parties agrees that service of process or other papers upon such party in any such action or proceeding shall be effective if notice is given in accordance with the provisions on notice contained in this Agreement. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement.

(c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which, when together, shall constitute one and the same instrument.

(d) Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under this Agreement on any person or entity other than the Company and the Employee.

(e) Modification and Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by each of the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege.

(f) Severability. If any provision of this Agreement or the application of any such provision to any person or circumstances shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not effect any other provision hereof and this Agreement shall remain in force and be effectuated as if such illegal, invalid or unenforceable provision is not part of this Agreement.

(g) Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys’ fees at all trial and appellate levels, expenses and costs.

IN WITNESS WHEREOF, the parties have executed this Termination Agreement on the day and year first set forth above.

Segmentz, Inc.

By:	/s/ Mike Welch
Name:	Mike Welch
Its:	Chief Executive Officer

/s/ Andrew J. Norstrud
Andrew Norstrud

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